                                                               EXHIBIT 22
                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
- ---------------------------                  ------------------------------

Claster Television, Inc.                              Maryland
Hasbro Foreign Sales Corp.                            U.S. Virgin Islands
Hasbro International, Inc.                            Massachusetts
  Hasbro Australia Pty. Limited                       Australia
  Hasbro Far East Limited                             Hong Kong
  Hasbro Canada Inc.                                  Canada
    Hasbro Sales Inc./Les Ventes Hasbro Inc.          Canada
  Hasbro de Mexico S.A. de C.V.                       Mexico
  Hasbro Deutschland GmbH                             Germany
  Hasbro S.A.                                         France
  Hasbro U.K. Limited                                 United Kingdom
    Hasbro Industries (U.K.) Limited                  United Kingdom
    Milton Bradley Limited                            United Kingdom
      Milton Bradley Storage Limited                  United Kingdom
  MB France S.A.                                      France
  Hasbro Asia-Pacific Marketing Ltd                   Hong Kong
  HMS Juquetes S.A. de C.V.                           Mexico
  MB International B.V.                               The Netherlands
    Hasbro B.V.                                       The Netherlands
    MB Nederland B.V.                                 The Netherlands
    S.A. Hasbro N.V.                                  Belgium
    Hasbro Magyarorszag Kft                           Hungary
    MB Espana, S.A.                                   Spain
    Hasbro Hellas S.A.                                Greece
    Hasbro Importacao e Exportacao de Jogos
     Brinquedos Lds                                   Portugal
    Hasbro Israel Ltd.                                Israel
  MB Ireland Limited                                  Ireland
  Hasbro Italy S.r.l.(b)                              Italy
  M.B.(New Zealand) Limited                           New Zealand
    Hasbro New Zealand Limited                        New Zealand
  Hasbro Schweiz AG (c)                               Switzerland
  Nomura Toys Limited                                 Japan
  Palmyra Holding Pte. Ltd.                           Singapore
   Palmyra (Hong Kong) Limited                        Hong Kong
    Palson Toys (Hong Kong) Limited                   Hong Kong
   Palmyra (Malaysia) Sdn. Bhd.                       Malaysia
   Palmyra (Singapore) Pte. Ltd.                      Singapore
Hasbro Managerial Services, Inc.                      Rhode Island
Hasbro Promotions and Direct, Inc.                    Delaware
Kid Dimension, Inc.                                   Delaware
  Kid Dimension Far East Ltd                          Hong Kong
Milton Bradley Wood Products  Co., Inc.               Delaware
Playskool, Inc.                                       Delaware
Playskool Baby, Inc.                                  New Jersey
  Pant-Ease Infant Wear Company, Inc.                 New York

Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
- ---------------------------                  ------------------------------

Tonka Corporation                                     Minnesota
  Hasbro Osterreich Ges.m.b.H                         Austria
  Juguetrenes S.A. de C.V.                            Mexico
  Kenner Parker Australia Limited                     Australia
  Kenner Parker Tonka Products Limited                Delaware
    Kenner Parker France S.A.                         France

  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.

  (b)  Formerly named MB Italy S.r.l.

  (c)  Formerly named MB (Switzerland) AG